UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12
HARVEST NATURAL RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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STEVEN W. THOLEN
SENIOR VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
Dear Harvest Natural Resources, Inc. Shareholder:
We previously mailed proxy material to you relative to the upcoming Special Meeting of Harvest Natural Resources, Inc. This meeting will be held on December 18, 2006 to approve the proposed transaction, including the conversion contract between our subsidiary Harvest Vinccler, S.C.A and Corporacion Venezolana del Petroleo, S.A., and entailing the transfer of substantially all of our assets to Empresa Mixta Petrodelta, S.A., pursuant to the conversion contract. We have been advised that as of today you have not yet returned your Proxy Voting Instruction Form (VIF). Since this vote is important, we have enclosed an additional VIF and return envelope at this time. Would you please complete this VIF and return it in the envelope provided. You may also vote via telephone or internet by utilizing the control number on your VIF.
If you did not receive the original proxy material you may view the proxy statement on our website: www.harvestnr.com. When you enter the Investor Relations section you may click on “SEC Filings” and find our 11/6/2006 proxy statement. If you prefer you may call 800-607-0088 and we will send an additional copy.
Again, your vote is important and we therefore appreciate your prompt attention to this matter.

Steven W. Tholen
HARVEST NATURAL RESOURCES, INC.

1177 ENCLAVE PARKWAY	SUITE 300	HOUSTON, TEXAS 77077	PH: 281.899.5700	FAX: 281.899.5702	HARVESTNR.COM